DAVIS, SITA & COMPANY, P.A.
              CERTIFIED PUBLIC ACCOUNTANTS MANAGEMENT CONSULTANTS


        We consent to the inclusion in the Annual Report on Form 10-KSB of View Systems, Inc. of our report dated June 2, 2000 on the financial statements of Eastern Tech Manufacturing Corporation for the years ended June 30, 1998 and 1997.


April 2, 2001
Greenbelt, Maryland


                                        DAVIS, SITA & COMPANY, P.A.


                                        /s/David, Sita & Company, P.A.
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